Exhibit 99.4

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Condensed Consolidated Balance Sheet

June 30, 2022

(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$16,393,401
Affiliate receivables	15,193,997
Accounts receivable	7,751,280
Prepaid expenditures	2,071,725
Total current assets	41,410,403
Property and equipment:
Land and rights-of-way	45,394,333
Gathering and water pipelines and facilities	459,102,345
Processing plant and facilities	148,428,810
Other property and equipment	1,266,780
Accumulated depreciation, depletion, and amortization	(77,262,549)
Property and equipment, net	576,929,719
Total assets	$618,340,122
Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	$22,518,577
Affiliate payables	5,297,921
Total current liabilities	27,816,498
Revolving credit facility, net of deferred financing costs	156,940,235
Total liabilities	184,756,733
Commitments and contingencies (notes 5 and 6)
Members’ equity:
Members’ equity (note 7)	344,936,063
Retained earnings	88,647,326
Total members’ equity	433,583,389
Total liabilities and members’ equity	$618,340,122

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Condensed Consolidated Statements of Income

June 30, 2022

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
Revenues:
Midstream revenue	$612,746	1,587,720
Midstream revenue – affiliate	22,706,752	44,536,475
Processing revenue	8,205,943	16,259,451
Total revenues	31,525,441	62,383,646
Operating expenses:
Midstream operating expenses	3,588,164	8,694,880
Processing operating expenses	1,154,182	2,088,600
General and administrative	2,631,713	5,101,739
Depreciation, depletion, and amortization	7,604,119	14,876,085
Total operating expenses	14,978,178	30,761,304
Income from operations	16,547,263	31,622,342
Other expenses:
Interest expense	(1,774,531)	(3,367,600)
Total other expense	(1,774,531)	(3,367,600)
Net income	$14,772,732	28,254,742

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Condensed Consolidated Statements of Changes in Members’ Equity

(Unaudited)

			Total
	Members’	Retained	members’
	equity	earnings	equity
Three Months Ended June 30, 2022
Balance, March 31, 2022	344,936,063	73,874,594	418,810,657
Net income	—	14,772,732	14,772,732
Balance, June 30, 2022	$344,936,063	88,647,326	433,583,389

Six Months Ended June 30, 2022
Balance, December 31, 2021	347,520,988	60,392,584	407,913,572
Distribution to members	(2,584,925)	—	(2,584,925)
Net income	—	28,254,742	28,254,742
Balance, June 30, 2022	$344,936,063	88,647,326	433,583,389

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Six Months Ended June 30, 2022

(Unaudited)

Cash flows from operating activities:
Net income	$28,254,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	14,876,085
Amortization of debt issuance cost	310,547
Changes in operating assets and liabilities:
Affiliate receivables	9,195,630
Accounts receivable	(494,562)
Prepaid expenditures	(1,022,493)
Accounts payable and accrued expenses	7,242,890
Affiliate payables	(3,281,055)
Net cash provided by operating activities	55,081,784
Cash flows from investing activities:
Acquisition of land and rights of way	(6,421,574)
Capital expenditures	(22,222,860)
Net cash used in investing activities	(28,644,434)
Cash flows from financing activity:
Members’ distributions	(2,584,925)
Payments on revolving credit facility	(23,000,000)
Net cash used in financing activity	(25,584,925)
Net increase in cash and cash equivalents	852,425
Cash and cash equivalents, beginning of period	15,540,976
Cash and cash equivalents, end of period	$16,393,401
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,060,763
Noncash investing activities:
Noncash additions to property	$4,644,390

See accompanying notes to condensed consolidated financial statements.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(1)	Organization and Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of THQ-XcL Holdings I, LLC and its wholly owned subsidiaries THQ-XcL Holdings I Midco, LLC, XcL Holdings Corporation, XcL Midstream, LLC, XcL Midstream Operating, LLC, XcL Processing, LLC, and XcL Processing Operating, LLC. XcL Holdings Corporation was dissolved on May 17, 2022. During interim periods, the Company follows the same accounting policies disclosed in its audited Annual Financial Statements.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company's management in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information. Accordingly, these financial statements do not include all of the information required by GAAP for complete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2021. The unaudited condensed consolidated financial statements included herein contain all adjustments which are, in the opinion of management, necessary to present fairly the Company's financial position as of June 30, 2022 and its condensed consolidated statements of income, condensed consolidated statements of changes in member’s equity, and condensed consolidated statements of cash flows for the six months ended June 30, 2022. The condensed consolidated statements of income for the six months ended June 30, 2022 are not necessarily indicative of the results to be expected for future periods.

(2)	Relationship with Affiliate

The Company has an ongoing business relationship with an affiliate, Tug Hill Operating, LLC (THO). THO is responsible for acquisitions, construction and operation of gathering systems and related facilities owned by the Company. As it incurs costs on behalf of the Company for these operations, THO bills the Company through its joint interest billing (JIB) process; and the Company reimburses THO for these costs at least monthly. THO is also responsible for the administration of the Company’s business. In exchange for these services, the Company pays a quarterly fee that includes (a) THO employees’ time and related expenses charged to the Company for the operation of its oil and natural gas properties, (b) an allocated amount of THO overhead expense calculated based on the number of hours THO employees spend working on Company projects, and (c) an additional percentage markup of the overall total of (a) and (b) to cover benefits and other employee-related costs and any unforeseen or difficult to allocate costs. The Company’s board approves the operating budgets. For six months ended June 30, 2022, THO billed the Company $8.6 million through the JIB process. The amount due to THO for these services, which are included in the Company’s affiliate payables balance was $3.3 million as of June 30, 2022. The remaining affiliate payable balance of $2.0 million as of June 30, 2022 was for revenues received by the Company that were due to THQA. Allocations consist of $1.6 million of construction expenditures and operating expenses, $4.7 million in salaries and bonus for the operation of its business, $0.3 million for overhead expenses, and $2.0 million of direct general and administrative expenses for the six months ended June 30, 2022.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(3)	Property and Equipment

Property and equipment consists of the following as of June 30, 2022:

Gathering and water pipelines and facilities	$459,102,345
Land and rights-of-way	45,394,333
Processing plant and facilities	148,428,810
Other property and equipment	1,266,780
Total capitalized costs	654,192,268
Accumulated depreciation	(77,262,549)
Total net capitalized costs	$576,929,719

Depreciation expense was recorded on certain pipelines, facilities, and the processing plant that were placed into service as of June 30, 2022, using a 20-year life. For those pipelines and facilities that were still in the construction phase, no depreciation was recorded in 2022.

(4)	Long-Term Debt

Senior Secured Revolving Credit Facility

The Company has a $250 million senior secured revolving bank credit facility (the Credit Facility) with a group of large, commercial lenders with a maturity date of May 2, 2025. Borrowings under the Credit Facility are limited based on meeting quarterly interest and leverage coverage ratios. As of June 30, 2022, the amount outstanding was $158.7 million, with a weighted average interest rate of approximately 4.19%. The amount reflected in the Company’s June 30, 2022, balance sheet is shown net of the debt issuance costs of $1.8 million.

The Credit Facility is secured by liens on substantially all of the Company’s properties and guarantees from the Company’s restricted subsidiaries, as applicable. The Credit Facility contains certain other covenants, including restrictions on indebtedness and dividends. Interest is payable at a variable rate based on LIBOR or the prime rate, determined by the Company’s election at the time of borrowing. The Company was in compliance with all of the financial covenants under the Credit Facility as of June 30, 2022.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(5)	Commitments

The following is a schedule of future minimum payments for fractionation services and purchase orders for cryogenic processing facilities, pipelines, and interconnections as of June 30, 2022.

		Processing	Pipelines
	Fractionation	Facilities	and Meters
	(a)	(b)	(c)	Total
Remaining 2022	$2,898,000	341,134	410,385	3,649,519
2023	5,748,750	—	—	5,748,750
2024	5,764,500	—	—	5,764,500
2025	5,748,750	—	—	5,748,750
2026	5,748,750	—	—	5,748,750
Thereafter	3,827,250	—	—	3,827,250
Totals	$29,736,000	341,134	410,385	30,487,519

(a)	Fractionation

The Company has entered into a firm fractionation agreement in order to facilitate the fractionation of natural gas liquids into purity products. This contract commits the Company to transport minimum daily natural gas liquids volumes at negotiated rates, or pay for any deficiencies at a specified fee beginning in the third quarter of 2021. Actual payments under this agreement will differ from the amounts shown in the table above as the Company expects to deliver volumes in excess of the minimum commitment. This commitment has varying terms, renewal rights and an escalation clause. The fractionation fee is escalated annually and is adjusted up or down in proportion to the lesser of 55% of the annual percentage change in the Oil PPI ended June of the year preceding the date of adjustment or 2%; provided, however, that in no event shall the adjustment fee ever be less than the initial fee.

(b)	Processing Facilities

The Company is committed to regular maintenance services and repairs on the cryogenic processing facility.

(c)	Pipelines and Meters

The Company is committed to purchases of steel pipe, metering, and related materials during 2022.

(d)	Office and Equipment Leases

The Company leases various office space and equipment, as well as field equipment, under operating lease arrangements. Rental expense under operating leases was immaterial for 2022.

THQ-XCL HOLDINgS I, LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

(6)	Contingencies

The Company is subject to certain claims and litigation arising in the normal course of business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the results of operations or financial position of the Company.

(7)	Membership Interests

There are two classes of membership interest – capital interests and management incentive interests. Capital interests held by Quantum, R2K and members of management have full voting rights and rights to share in the distributions of the Company. As described more fully in note 8, management incentive interests can be issued under the Incentive Pool Plan and are non-voting with no rights to share in distributions until the capital contributed interests have earned the full base return.

The members have no liability for the debts, obligations and liabilities of the Company, except as expressly required in the agreement. The Company shall dissolve and its affairs shall be wound up upon the earliest to occur of (a) the expiration of its term on December 20, 2025, if not extended by the members, (b) election by the Board of Directors by majority approval at any time or (c) entry of a decree of judicial dissolution of the Company under the Delaware Limited Liability Company Act.

The timing and amounts of distributions, other than tax advances, are determined by the Board of Directors. Capital contributions will receive a base return of 8% on their contributions (base return) which continues accruing until distributions exceed the total capital contributions plus the 8% base return. The first 10% of R2K’s Capital Interest will be treated as un-promoted capital (R2K’s Un-promoted Capital Interest). Distributions to members’ capital that is promoted is subject to certain distribution flips, whereby, distributions will be made in proportion to the agreed upon sharing ratios. Tax advances may be made quarterly based on projections of the entity’s taxable income for the year. On March 15, 2022, the Company paid $2.6 million of West Virginia withholding taxes on behalf of the members. This payment was treated as a distribution.

Total equity commitments from the members is $457 million, of which $358 million was funded as of June 30, 2022, leaving $99 million in available equity should the Company need additional funding.

(8)	Management Incentive Unit Plan

Effective with the formation of the Company on December 20, 2017, the Company adopted an incentive unit plan, THQ-XcL Employee Holdings I, LLC, (the Plan) to provide profit awards to employees (management incentive units). The Company can issue up to 2,000,000 units to certain employees in consideration of services rendered and to be rendered by the holders, for the benefit of the Company in their capacities as employees. All of the incentive units will be subject to vesting over five years, forfeiture, and termination. The management incentive units have no voting rights, do not have an exercise price and are automatically forfeited except in extenuating circumstances if and when such person’s status as an employee is terminated.

THQ-XCL HOLDINGS I, LLC AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

June 30, 2022

(Unaudited)

Compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied in general upon a vesting event, which is defined as (i) the sale of all or substantially all of the outstanding capital interests or assets of the Company, (ii) the time of any distribution by the Company after capital contributions of substantially all of the capital commitments have been made by the capital members, and the Board has determined that the Company will not raise additional capital, (iii) one year after the expiration of a lockup period in the event of a transfer of all or substantially all of the outstanding capital interests or assets of the Company to an individual, estate or a corporation, partnership, joint venture, limited partnership, limited liability company, trust, unincorporated organization, association or any other entity (Person) in exchange for publicly tradable securities of such Person; or two years after the expiration of a lockup period in the event that securities received in connection with the transfer constitute 15% or more of the total shares of such Person then outstanding.

(9)	Subsequent Events

In preparing the condensed consolidated financial statements, management has evaluated all subsequent events and transactions for potential recognition or disclosure through September 16, 2022, the date the condensed consolidated financial statements were available for issuance. On September 6, 2022, the Company entered into a purchase agreement with EQT Corporation to sell the Company’s gathering and processing assets along with the upstream assets of affiliate company THQ Appalachia I, LLC for total consideration of $2.6 billion of cash and 55 million shares of common stock of EQT Corporation (EQT). ). The Company will be selling 100% of its membership interests in THQ-XCL Holdings I Midco, LLC (“THQ-XcL Midco”) along with the 100% membership interests of the subsidiaries of THQ-XcL Midco. This transaction is expected to close in the fourth quarter of 2022 with an effective date of July 1, 2022. No other items requiring disclosure were identified.